Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James F. O’Reilly his or her true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead of the undersigned, in any and all capacities, to sign one or more Registration Statements on Form S-8 of Danaher Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons on June 8, 2026 in the capacities indicated.

Signature	Title

/s/ Rainer M. Blair Rainer M. Blair	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Matthew Gugino Matthew Gugino	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christopher Bouda Christopher Bouda	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Steven M. Rales Steven M. Rales	Chairman of the Board and Director

/s/ Mitchell P. Rales Mitchell P. Rales	Chairman of the Executive Committee and Director

/s/ Feroz Dewan Feroz Dewan	Director

/s/ Linda Filler Linda Filler	Director

/s/ Charles W. Lamanna Charles W. Lamanna	Director

/s/ Teri List Teri List	Director

/s/ A. Shane Sanders A. Shane Sanders	Director

/s/ Alan G. Spoon Alan G. Spoon	Director

/s/ Raymond C. Stevens, Ph.D. Raymond C. Stevens, Ph.D.	Director

/s/ Elias A. Zerhouni, M.D. Elias A. Zerhouni, M.D.	Director